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                                                                   Exhibit F-2.2

                     Ballard Spahr Andrews & Ingersoll, LLP
                                   51st Floor
                               1735 Market Street
                           Philadelphia, PA 19103-7599

                                  June 3, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Exelon Corporation SEC File No.  70-9645
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Ladies and Gentlemen:

         We refer to the Application-Declaration on Form U-1 in File No. 70-9645, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Exelon Corporation ("Exelon"), currently a registered holding company under the Act, and authorized by order of the Securities and Exchange Commission (the "Commission") dated October 19, 2000 as amended October 20, 2000 (the "Order") granting authority for the following (the "Transactions"):

         (a) the acquisition by Exelon of (i) common stock of Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation ("Unicom"), (ii) common stock of PECO Energy Company ("PECO"), (iii) membership interests in Exelon Generation Company, LLC and (iv) stock and other membership interests in the utility subsidiaries of ComEd and PECO identified in the Application;

         (b) the issuance by Exelon of its common stock in exchange for (i) the outstanding shares of common stock of PECO in the First Step Share Exchange (as defined in the Amended and Restated Agreement and Plan of Exchange and Merger between Unicom and PECO dated September 22, 1999, as amended to date (the "Merger Agreement"), which was filed as an exhibit to the Application and (ii) the outstanding shares of common stock of Unicom in the Second Step Merger (as defined in the Merger Agreement);

         (c) the adoption of a service agreement to permit, under Section 13 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon Business Services Company to render services to Exelon's utility and non-utility subsidiaries;

         (d) the transactions (the "Restructurings) which result in (i) the creation of Exelon Generation Company, LLC as the holder of the generating assets of ComEd and PECO, (ii) the creation of Exelon Energy Delivery Company, LLC as a holding company for ComEd and PECO and their subsidiaries, (iii) the creation of Exelon Ventures Company as a holding company for Exelon Generation Company, LLC, (iv) the Conowingo Companies becoming direct and indirect subsidiaries of Exelon Generation Company, LLC and (v) the creation of Exelon Enterprises Company LLC which will hold Exelon's non-utility subsidiaries;

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June 3, 2002
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         (e) the retention by PECO of the gas utility business of PECO as an
"additional system" within the meaning of Section 11 of the Act; and

         (f) the retention by Exelon directly or indirectly of Unicom's and PECO's existing non-utility businesses (to the extent jurisdictional),

all as more fully described in the Application and the Order.

         We have acted as Pennsylvania counsel to Exelon and PECO in connection with the Merger. Each capitalized term used herein but not defined herein shall have the meaning given to such term in the Application.

         In our capacity as Pennsylvania counsel, we have examined the Application and the exhibits thereto and the Merger Agreement, and originals, or copies certified to our satisfaction, of such corporate records of Exelon, Unicom, ComEd, PECO and other entities, certificates of public officials, orders of regulatory bodies having jurisdiction over aspects of the Transaction, certificates of officers and representatives of the Exelon and other entities and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion.

         Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter specified, we are of the opinion that:

         1. The laws of the Commonwealth of Pennsylvania applicable to the Transactions have been complied with.

         2. Exelon is a validly organized and duly existing corporation.

         3. The common stock issued by Exelon in the First Step Share Exchange in exchange for the common stock of PECO and in the Second Step Merger in exchange for the common stock of Unicom has been validly issued and is fully paid and nonassessable and the holders thereof are entitled to the rights and privileges appertaining thereto set forth in the Amended and Restated Articles of Incorporation of Exelon.

         4. Exelon legally acquired pursuant to the Second Step Merger all the outstanding common stock of ComEd (except for those shares of common stock which immediately prior to the Transactions were held by any person other than Unicom as described in the Application) and legally acquired pursuant to the First Step Share Exchange all the outstanding common stock of PECO. Upon completion of the Restructurings, Exelon legally

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June 3, 2002
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acquired all the outstanding common stock of Exelon Energy Delivery Company
(which in turn legally acquired all the common stock of ComEd and PECO held by Exelon) and Exelon Ventures Company acquired all the ownership interest in Exelon Generation Company, LLC.

         5. The consummation of the Transactions did not violate the legal rights of the lawful holders of any securities issued by Exelon or any associate company of Exelon, provided that no opinion is issued with respect those companies associated with Unicom.

         The opinions expressed above in respect of the proposed Transactions as described in the Application are subject to the following assumptions or conditions:

            a. The authorizations and approvals of the Transactions given by the Boards of Directors and shareholders of Exelon, Unicom and PECO remained in effect at the closings of the Transactions and such corporate authorizations and approvals as shall be required by state law for the Restructurings shall have been given and all such approvals remained in effect at the closings of the Restructurings.

            b. The Transactions have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state and federal commissions or regulatory authorities having jurisdiction over any of the Transactions (including the approval and authorization of the Federal Energy Regulatory Commission under the Federal Power Act, the Nuclear Regulatory Commission under the Atomic Energy Act, the Pennsylvania Public Utility Commission under the applicable laws of the Commonwealth of Pennsylvania, and the Illinois Commerce Commission under the applicable laws of the State of Illinois) and all such required approvals, authorizations, consents, certificates, orders and registrations remained in effect at the closings of the Transactions.

            c. With respect to those Transactions occurring after Exelon became subject to registration pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon has duly registered with the Securities and Exchange Commission as a holding company pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder.

            d. The Merger (which consists of the First Step Share Exchange and the Second Step Merger as described in the Merger Agreement) has been completed in accordance with the Merger Agreement; instruments of share exchange and merger have been duly and validly filed with the Secretaries of State of the Commonwealth of Pennsylvania and the state of Illinois, respectively, and such other corporate formalities as are required by the laws of such jurisdictions for the consummation of the share exchange and merger contemplated by

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June 3, 2002
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the Merger Agreement shall have been taken; and such share exchange and merger shall have became effective in accordance with the laws of Pennsylvania and Illinois, respectively.

            e. The parties shall have obtained all consents, waivers and releases, if any, required for the Transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

            f. Each of Genco, Exelon Energy Delivery Company and Exelon Ventures Company has been validly organized and is duly existing under the laws of the jurisdiction under which it is created.

            g. No stop order has been entered by the Securities and Exchange Commission with respect to the Registration Statement on Form S-4 (File No. 333-37082); and the issuance of shares of Exelon common stock in connection with the Transactions has been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

       No opinions are expressed with respect to laws other than those of the Commonwealth Pennsylvania and federal law of the United States and with respect to all matters governed by the laws of the State of Illinois we have relied on the opinion of Jones, Day, Reavis & Pogue dated the date hereof with respect to such matters. We understand that Jones, Day, Reavis & Pogue will rely on our opinion with respect to all matters governed by the laws of the Commonwealth of Pennsylvania and we consent to such reliance. With respect to the opinion in paragraph number 5 above, we express no opinion with respect to any affiliate of Exelon which was an affiliate of Unicom immediately prior to the Second Step Merger.

       We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various questions of fact material to our opinions we have, when relevant facts were not independently established, relied upon certificates by officers of Exelon, Unicom, ComEd or PECO and other appropriate persons and statements contained in the Application.

       We hereby consent to the filing of this opinion as an exhibit to the Application.

                                        Very truly yours,


                                        Ballard Spahr Andrews & Ingersoll, LLP